SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2013

ProAssurance Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-16533	63-1261433
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

100 Brookwood Place, Birmingham, Alabama	35209
(Address of Principal Executive Office)	(Zip code)

Registrant’s telephone number, including area code: (205) 877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

Item 2.03	Creation of a Direct Financial Obligation

On September 24, 2013, we announced that ProAssurance had been approved to be the majority capital provider for a new underwriting syndicate at Lloyd’s of London. On November 8, 2013, ProAssurance and its indirect wholly owned subsidiary, PRA Corporate Capital, Ltd., entered into agreements with Wells Fargo Bank, National Association, for a Standby Letter of Credit Facility in support of ProAssurance’s 2014 capital commitment to the Lloyd’s syndicate.

Under a Standby Letter of Credit Agreement, the Bank agreed to issue for the benefit of the Lloyd’s syndicate a standby letter of credit in the amount of £41,860,800 (approximately $67,000,000) for the account of PRA Corporate Capital, Ltd., which is the participant in the Lloyd’s syndicate. ProAssurance guaranteed the obligation of PRA Corporate Capital to reimburse the Bank for any funds advanced under the letter of credit.

ProAssurance may, at its election, secure its obligations under the guaranty in order to obtain more favorable pricing. Under the terms of a Pledge and Security Agreement, ProAssurance would be required to pledge cash and cash equivalents in an amount equal to 110% of the face amount of the letter of credit in order to obtain the more favorable pricing for the credit facility.

The Standby Letter of Credit Facility is in addition to the $150 million revolving credit facility made available to ProAssurance under the Credit Agreement dated as of April 15, 2011, among ProAssurance, U.S. Bank, National Association, in its capacities as administrative agent and as lead arranger and sole bookrunner, Wells Fargo Bank, National Association, as syndication agent, and the several lenders named therein (the “Line of Credit Agreement”). On November 8, 2013, ProAssurance and the lenders executed an amendment to the Line of Credit Agreement so that ProAssurance and its subsidiary would be able to enter into the above described agreements relating to the Standby Letter of Credit Agreement without violating the covenants set forth in the Line of Credit.

Item 9.01

The following are filed as exhibits to this report:

10.1	Standby Letter of Credit Agreement dated November 8, 2013, between Wells Fargo Bank, National Association (“Bank”) and PRA Corporate Capital, Ltd.;

10.2	Guaranty Agreement dated November 8, 2013, between ProAssurance Corporation and the Bank;

10.3	Pledge and Security Agreement dated November 8, 2013, between ProAssurance Corporation and the Bank;

10.4	Amendment No. 2 to Credit Agreement originally dated April 15, 2011, executed by ProAssurance Corporation, U.S. Bank as Administrative Agent and the Lenders named therein, dated November 8, 2013; and

[Signature on following page.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2013

PROASSURANCE CORPORATION

By:	/s/ Frank B O’Neil
Frank B O’Neil
Senior Vice President

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